Exhibit 99.1

Daseke Announces Select Preliminary Fourth Quarter Results and Remains on Track to Complete $30 Million Operational/Cost Improvement Plan on Time

Strong execution and performance against the ongoing Operational/Cost Improvement Plan expected to deliver 2019 results at the high end of the Company’s prior outlook

Company also announces planned attendance at February investor conferences

Addison, Texas – January 30, 2020 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today announced select preliminary unaudited financial results for the fourth quarter of 2019 and fiscal year 2019, ended December 31, 2019.

Preliminary Financial Results

	Fourth Quarter (1)	Fiscal Year 2019 (1)	Prior 2019 Fiscal Year Outlook
Revenues	$400M - $403M	$1,734M - $1,737M	$1,700M - $1,750M
Net Loss	($16M - $12M)	($306M - $302M)	N/A
Adjusted Net Income (Loss) (2)	($6M) – ($2M)	$3M - $7M	N/A
Adjusted EBITDA (2)	$38M - $39M	$171M - $172M	$165M - $175M
Total Operating Income Improvement	$30M run-rate improvement as exit Q1’20(1)

In September 2019, the Company updated its previously outlined Operational/Cost Improvement Plan with expectations to deliver a total benefit of $30 million in annual operating income improvement on a run-rate basis as the Company exits the first quarter of fiscal 2020.  Today, the Company announced that it remains on schedule and expects to complete that work as planned and on time.

“As a result of the decisive actions we took across our organization in the second half of the year, coupled with solid execution during the seasonally slower fourth quarter, we expect to achieve fourth quarter performance ahead of our prior expectations and annual results at the high-end of our previous outlook,” said Chris Easter, Chief Operating Officer and interim Chief Executive Officer. “I’m extremely proud of the entire team, who have all embraced our operational improvement plans and come together as a united organization.  We have largely completed integrations of three of our operating units, which allows us to capture synergistic value in our consolidated performance. In addition, we are executing against our Business Improvement Plans across our portfolio of operating units, and recently completed our initial corporate restructuring efforts, all of which will drive greater operating efficiency across our Company in fiscal 2020.”

(1)

The above information is preliminary and subject to change as the Company completes its financial close process.  There can be no assurance that final results for the fourth quarter of 2019 and fiscal year 2019 will not differ materially from these estimates. See “Forward-Looking Statements” below.

(2)	See “Non-GAAP Measures” below for more information regarding Adjusted Net Income (Loss) and Adjusted EBITDA.

Easter added, “While we are pleased with these early results from our organizational improvement plans, we remain focused and disciplined in our approach. These early successes represent only the first phase in our efforts to drive improved long-term operating efficiency and financial performance. We have mobilized our team with a focus on continuous improvement to drive earnings performance. We expect to identify incremental cost savings and opportunities for Operating Income improvement and look forward to updating shareholders on our new efforts throughout fiscal 2020.”

Daseke Conference Attendance

The Company will be presenting at the Stifel 2020 Transportation & Logistics Conference in Miami Beach, FL on February 12, 2020 and will host a live webcast at 10:30 AM EST that day.  Additionally, the Company will also attend the Loop Capital Markets Transportation, Logistics and Materials Conference in Coral Gables, FL on February 13, 2020 and will host a live webcast at 12:50 PM EST that day.   The webcasts for each live presentation will be available on the Company’s website at https://www.daseke.com.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of approximately 6,000 tractors and 13,000 flatbed and specialized trailers, and a million-plus square feet of industrial warehousing space. For more information, please visit www.daseke.com.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected, preliminary or estimated financial information are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the failure of any restructuring actions and cost reduction initiatives that the Company undertakes to meet the expected results, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward‐looking statements. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward‐looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Non-GAAP Measures

This news release includes Adjusted Net Income (Loss) and Adjusted EBITDA, which are non‐GAAP financial measures. Other companies in Daseke’s industry may define Adjusted Net Income (Loss) and Adjusted EBITDA differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Daseke’s management does not consider Adjusted Net Income (Loss) or Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses Adjusted Net Income (Loss) and Adjusted EBITDA and other non‐GAAP measures supplementally.

Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for acquisition or business combination related transaction expenses, business transformation costs, non-cash impairments, amortization of intangible assets, the net impact of step-up in basis of acquired assets and unusual or non-regularly recurring expenses or recoveries.

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense and other fees and charges associated with financings, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) business transformation costs, (vi) non-cash impairment, (vii) restructuring charges, and (viii) non-cash stock and equity-compensation expense.

Daseke’s board of directors and executive management team use Adjusted Net Income (Loss) and Adjusted EBITDA, as key measures of its performance and for business planning. Adjusted Net Income (Loss) and Adjusted EBITDA assist them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because they remove from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted Net Income (Loss) also allows Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ acquisition related items, such as acquisition-related transaction expenses, non-cash impairments, amortization of intangible assets and the net impact of the step up in basis of acquired assets, as well as removing the impact of unusual or non-regularly recurring expenses or recoveries. Similarly, Adjusted EBITDA allows Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to, among other things, its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA is substantially consistent with that used in its debt covenants and also is routinely reviewed by its management for that purpose.

Daseke believes its presentation of Adjusted Net Income (Loss) and Adjusted EBITDA is useful because it provides investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, neither Adjusted Net Income (Loss) nor Adjusted EBITDA are substitutes for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non‐GAAP measures such as Adjusted Net Income (Loss) and Adjusted EBITDA. Certain items excluded from Adjusted Net Income (Loss) and Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted Net Income (Loss) and Adjusted EBITDA should not be considered a  measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Chris Hodges

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted Net Income (Loss)

(Unaudited)

	Quarter Ended December 31, 2019		Year Ended December 31, 2019
(Dollars in millions)	Low	High	Low	High

Net loss	$(16)	$(12)	$(306)	$(302)
Business transformation costs	3	3	10	10
Impairment	6	6	313	313
Restructuring	1	1	8	8
Amortization of intangible assets	2	2	14	14
Net impact of step-up in basis of acquired assets	—	—	18	18
Tax impact of impairments in 2019	(2)	(2)	(54)	(54)
Adjusted net income (loss)	$(6)	$(2)	$3	$7

Daseke, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Quarter Ended December 31, 2019		Year Ended December 31, 2019
(Dollars in millions)	Low	High	Low	High

Net loss	$(16)	$(12)	$(306)	$(302)
Depreciation and amortization	27	27	147	147
Interest income	—	—	(1)	(1)
Interest expense	12	12	50	50
Write-off of unamortized deferred financing fees	—	—	2	2
Income tax provision (benefit)	4	1	(56)	(59)
Business transformation costs	3	3	10	10
Impairment	6	6	313	313
Restructuring	1	1	8	8
Stock-based compensation expense	1	1	4	4
Adjusted EBITDA	$38	$39	$171	$172